Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

BIONOVO, Inc.

We hereby consent to the incorporation into Amendment No. 1 to this registration statement on Form S-1, File No. 333-161816, of our reports dated March 13, 2009 relating to the consolidated balance sheets of Bionovo, Inc. (“Bionovo”), as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2008, 2007 and 2006 and for the period from inception, February 1, 2002 through December 31, 2008, and the effectiveness of internal control over financial reporting of Bionovo, Inc., as of December 31, 2008. Our report expressed an unqualified opinion and included an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, Share Based Payment, effective as of January 1, 2006.

We also consent to the reference to us under the headings “Experts” in such Registration Statement and related prospectus.

/S/ PMB HELIN DONOVAN, LLP

PMB Helin Donovan, LLP
San Francisco, California

September 22, 2009